Exhibit 4

                       AMENDMENT NO. 1 TO CREDIT AGREEMENT

     This AMENDMENT NO. 1 TO THE CREDIT AGREEMENT, dated as of March 19, 2004 (this "Amendment"), among DOBSON CELLULAR SYSTEMS, INC., an Oklahoma corporation (the "Borrower"), DOBSON COMMUNICATIONS CORPORATION, an Oklahoma corporation (the "Parent"), DOBSON OPERATING CO., L.L.C., an Oklahoma limited liability company ("DOC"), the Lenders (as defined below) party hereto and the Administrative Agent (as defined below), amends certain provisions of the Credit Agreement, dated as of October 23, 2003 (as amended, the "Credit Agreement"), among the Borrower, the Parent, DOC, the several banks and other financial institutions or entities from time to time party thereto (the "Lenders"), LEHMAN COMMERCIAL PAPER INC., as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), LEHMAN BROTHERS INC. and BEAR, STEARNS & CO. INC., as joint lead arrangers and joint book runners, BEAR STEARNS CORPORATE LENDING INC. as syndication agent and MORGAN STANLEY SENIOR FUNDING, INC., as co- arranger and documentation agent.

                              W I T N E S S E T H:

     WHEREAS, the parties to this Amendment are party to the Credit Agreement. Capitalized terms defined in the Credit Agreement and not otherwise defined in this Amendment are used herein as therein defined; and

     WHEREAS, the parties hereto have agreed to amend the Credit Agreement as hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

     SECTION 1. AMENDMENTS. Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement is hereby amended as follows:

          (a) Section 7.1(a) (DOC Leverage Ratio) of the Credit Agreement is amended by deleting the parenthetical "(or, if less, the number of full fiscal quarters subsequent to the Closing Date, in which case the applicable amounts used in determining such ratio shall be Annualized)".

          (b) Section 7.1(b) (Parent Leverage Ratio) of the Credit Agreement is amended by deleting the parenthetical "(or, if less, the number of full fiscal quarters subsequent to the Closing Date, in which case the applicable amounts used in determining such ratio shall be Annualized)".

     SECTION 2. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective as of the date hereof on the first date when each of the following conditions precedent have been satisfied:

          (a) the Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, the Parent, DOC and the Required Lenders or, as to any of the Lenders, evidence satisfactory to the Administrative Agent that such Lender has executed this Amendment;

          (b) each Grantor shall have executed a consent to this Amendment in the form attached hereto; and

          (c) the Borrower shall have paid to the Administrative Agent, for the account of each Lender that has delivered a signature page to this Amendment duly executed by it to the Administrative Agent or its counsel by not later than 5.00pm (New York time) on March 19, 2004, an amendment fee equal to 0.10% of such Lender's Term Loans and Revolving Credit Commitments on such date.

     SECTION 3. REPRESENTATIONS AND WARRANTIES. Each of the Borrower and DOC hereby represents and warrants that each of the representations and warranties made by it in the Credit Agreement, as amended hereby, and the other Loan Documents to which it is a party or by which it is bound, shall be true and correct in all material respects on and as of the date hereof (other than representations and warranties in any such Loan Document which expressly speak as of a specific date, which shall have been true and correct in all material respects as of such specific date) and no Default or Event of Default has occurred and is continuing as of the date hereof.

     SECTION 4. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

     SECTION 5. CONSTRUCTION WITH THE LOAN DOCUMENTS. On and after satisfaction of the conditions set forth in Section 2 hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. In addition, the misspelling of "Lehman Commercial Paper Inc." as Administrative Agent, Swingline Lender and a Lender on the signature page to the Credit Agreement shall be deemed corrected by this Amendment. The table of contents, signature pages and list of Exhibits and Schedules of the Credit Agreement shall be modified to reflect the changes made in this Amendment as of the Amendment Effective Date. Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Issuing Lender, the Arrangers, the Administrative Agent or any other Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein. This Amendment is a Loan Document.

     SECTION 6. GOVERNING LAW. This Amendment is governed by the law of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                      DOBSON CELLULAR SYSTEMS, INC.,
                                      as Borrower

                                      By:  BRUCE R. KNOOIHUIZEN
                                           Name:  Bruce R. Knooihuizen
                                           Title: Vice President


                                      DOBSON OPERATING CO., L.L.C.

                                      By:  BRUCE R. KNOOIHUIZEN
                                           Name:  Bruce R. Knooihuizen
                                           Title: Co-Manager


                                      DOBSON COMMUNICATIONS CORPORATION

                                      By:  BRUCE R. KNOOIHUIZEN
                                           Name:  Bruce R. Knooihuizen
                                           Title: Vice President


                                      LEHMAN COMMERCIAL PAPER INC.,
                                      as Administrative Agent, Swingline Lender and a Lender

                                      By:  FRANK P. TURNER
                                           Name:  Frank P. Turner
                                           Title: Authorized Signatory

                               CONSENT OF GRANTORS

                                                     Dated as of March 19, 2004

     Each of the undersigned, as a Grantor under the Guarantee and Collateral Agreement dated as of October 23, 2003 (the "Guarantee and Collateral Agreement"), in favor of Lehman Commercial Paper Inc., as Administrative Agent under the Credit Agreement referred to in the foregoing Amendment, hereby consents to such Amendment and hereby confirms and agrees that notwithstanding the effectiveness of such Amendment, the Guarantee and Collateral Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Guarantee and Collateral Agreement to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment.

                                       DOBSON CELLULAR SYSTEMS, INC.,
                                       as Borrower and a Subsidiary Grantor

                                       By:  BRUCE R. KNOOIHUIZEN
                                            Name:  Bruce R. Knooihuizen
                                            Title: Vice President


                                       DOBSON OPERATING CO., L.L.C.,
                                       as a Guarantor and Subsidiary Grantor

                                       By:  BRUCE R. KNOOIHUIZEN
                                            Name:  Bruce R. Knooihuizen
                                            Title: Co-manager


                                       DOBSON COMMUNICATIONS CORPORATION,
                                       as Parent and a Grantor

                                       By:  BRUCE R. KNOOIHUIZEN
                                            Name:  Bruce R. Knooihuizen
                                            Title: Vice President


                                        DOC LEASE CO., LLC,
                                        as a Guarantor and Subsidiary Grantor

                                        By:  BRUCE R. KNOOIHUIZEN
                                             Name:  Bruce R. Knooihuizen
                                             Title: Co-Manager


                                        MICHIGAN RSA SUB LLC,
                                        as a Guarantor and Subsidiary Grantor

                                        By:  BRUCE R. KNOOIHUIZEN
                                             Name:  Bruce R. Knooihuizen
                                             Title: Co-Manager